Exhibit 99.3

Press Release

CONTACT:
John A. Curran
610-480-8000
john.curran@infrasourceinc.com

Mahmoud Siddig
212-889-4350
mahmoud.siddig@taylor-rafferty.com
INFRASOURCE SERVICES, INC. ANNOUNCES $225 MILLION CREDIT FACILITY
MEDIA, PA — June 30, 2006 — InfraSource Services, Inc. (NYSE:IFS) announced today that it has entered into a six-year credit agreement with a syndicate of banks led by Bank of America, N.A. (NYSE:BAC). The new $225 million secured revolving credit facility matures on June 30, 2012 and replaces the Company’s previous $85 million revolving credit facility and $84 million term loan.
The Company’s borrowing availability under the new revolving credit facility is currently $116 million compared to $51 million under the previous facility. Initial borrowings will bear interest at rates that are 150 basis points lower than the previous facility. Under the new credit agreement, InfraSource will have the right to seek additional commitments from lenders to increase the aggregate commitments up to $350 million.
“We are extremely pleased with the results of our refinancing that was completed earlier today,” said Terry Montgomery, Senior Vice President and Chief Financial Officer of InfraSource. “Our new credit facility will provide InfraSource with a lower cost of capital, increased financial flexibility and a longer maturity to support our business strategy. We look forward to working with Bank of America, the lenders who are continuing from our previous facility and also those who are new to the syndicate.”
The new facility has customary financial and other covenants including certain restrictions on liens, investments, indebtedness and dispositions among others.
As a result of entering into the new credit agreement and refinancing of the previous credit facilities, the Company expects to record a non-cash charge in the second quarter 2006 of approximately $4.3 million related to the write-off of deferred financing costs.
InfraSource will file a Form 8-K with the Securities and Exchange Commission in connection with the new credit arrangements. When filed, the Form 8-K will be available on the Investors section of the Company’s website at www.infrasourceinc.com.
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About InfraSource
InfraSource Services, Inc. is one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers.
Safe Harbor Statement
Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) the impact of variations between actual and estimated costs under our contracts, particularly our fixed-price contracts; (3) our ability to successfully bid for and perform large-scale project work; (4) our ability to attract and retain qualified personnel; (5) the award of new contracts and the timing of the performance of those contracts; (6) project delays or cancellations; (7) the uncertainty of implementation of the recently enacted federal energy legislation; and (8) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.
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